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                                                                   Exhibit 10.47

May 22, 2002


Mr. Preston Miller
ACF Investment Corp.,
801 Cherry Street, Suite 3900
Fort Worth, Texas, 76102


 RE: ACF Investment Corp., a Delaware corporation
     4000 Embarcadero, Arlington, TX 76014 ("Property")
     Wells Fargo Bank Texas, Loan No. #27840E

 Dear Mr. Miller:

This Fifth Letter Modification Agreement dated May 22, 2002 ("Agreement") is entered into by and between Wells Fargo Bank Texas, National Association ("Lender") and ACF Investment Corp., a Delaware corporation ("Borrower").

Pursuant to the terms of a construction loan agreement between Borrower and Wells Fargo Bank, National Association ("Original Lender") dated June 29, 2001 ("Loan Agreement"), Original Lender made a loan to Borrower in the principal amount of Twenty Four Million Seven Hundred Eighty Thousand and 00/100ths Dollars ($24,780,000.00) ("Loan"). Said Loan is secured by, among other things, a Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated June 29, 2001, executed by Borrower as "Grantor" for the benefit of Original Lender as "Beneficiary" and recorded on July 30, 2001, as Instrument No. D201180713, in the official records of Tarrant County, Texas encumbering real property described more particularly therein; and evidenced by a Promissory Note dated June 29, 2001 ("Note") and other documentation necessary to perfect the Loan and any amendments or modifications thereto (individually and collectively, the "Loan Documents"). Original Lender assigned its rights to Wells Fargo Bank Texas, National Association ("Lender") by that certain Assignment of Promissory Note and Deed of Trust dated September 24, 2001 and recorded September 26, 2001 as Instrument No. D201235560, in the official records of Tarrant County, Texas.

Said Loan was modified by that certain First Modification Agreement dated August 31, 2001 and recorded October 3, 2001 as Instrument No. D201241021 ("First Modification Agreement"), Second Letter Modification dated November 7, 2001 ("Second Letter Modification Agreement"), Third Letter Modification dated February 8, 2002 ("Third Letter Modification Agreement"), and Fourth Letter Modification Agreement dated March 19, 2002.

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Borrower has requested, and Lender has agreed to modify and amend certain terms and provisions of the Note, Loan Agreement and Loan Documents.

MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents.

       Amendment to Maturity Date: The Maturity Date as recited in the Note, Loan Agreement and Loan Documents, is hereby modified from November 1, 2002 to September 30, 2002.

       Amendment to the Loan to Value: The Loan to Value Percentage as stated in
       Section 2.8 of Loan Agreement, is hereby amended to reflect a maximum sixty-six and 3000/10000 percent (66.3%) ("Loan-to-Value Percentage") requirement.

       Amendment to Disbursement Plan - Disbursement of Construction Holdbacks:
       Effective immediately, the portion of the Disbursement Budget initially totalling $1,770,000.00, shall be available to Borrower and to be disbursed into the Account or to or for the benefit or account of the Borrower for the payment of related construction costs.

Lender's willingness to modify the Loan Documents is subject to the satisfaction of the following conditions precedent:

1 Borrower shall deliver to Lender an unmodified, executed original of this Agreement;

2.     The payment to Lender of a modification fee in the amount of $250.00; and

3. All payments due and owing to Lender under the Loan Documents have been paid current.

Except as amended herein, all other terms and conditions under each of the Loan Documents shall remain unmodified and of full force and effect. Upon satisfaction of the execution of this Agreement, the modification of the Loan Documents shall be in effect.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

       "LENDER"

WELLS FARGO BANK TEXAS,
NATIONAL ASSOCIATION

By: /s/ Stephen C. Melton ---------------
    Stephen C. Melton, Vice President

       "BORROWER"

ACF INVESTMENT CORP.,
a Delaware corporation


By: /s/ Preston A. Miller----------------
    EVP and Treasurer

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